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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                 LIBERTY SATELLITE & TECHNOLOGY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                            12300 LIBERTY BOULEVARD
                           ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400

                        Supplement Dated March 19, 2002
            to the Company's Proxy Statement Dated February 11, 2002

    The 2001 Annual Meeting of Stockholders of Liberty Satellite &
Technology, Inc. (the "Company"), will be convened at 9:00 a.m., Mountain Time, on March 26, 2002, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado. At the meeting, you will have an opportunity to vote on, among other things, a proposed transaction between Liberty Media Corporation and the Company, in which Liberty Media will contribute to the Company (i) an aggregate 89.41% ownership interest in Liberty Satellite, LLC and (ii) 100% of the equity of Ascent Entertainment Group, Inc., in exchange for 340,000,000 shares of the Company's Series B common stock.

    In connection with its evaluation of the transaction, the Company's board of directors received from the Company's financial advisor, Salomon Smith
Barney Inc., an opinion, dated November 30, 2001, to the effect that, as of that date and based on and subject to the matters described in such opinion, the aggregate consideration to be paid by the Company to Liberty Media in the transaction was fair, from a financial point of view, to the Company. On
March 14, 2002, Salomon Smith Barney advised the Company that it had revised a portion of the financial analyses performed in connection with its November 30, 2001 opinion.

    This supplement describes such changes in financial analyses and the actions of the Company's board of directors upon learning of such changes.

    The Company will convene the 2001 annual meeting of stockholders as originally scheduled, on March 26, 2002, including a presentation by management and an informal question and answer session. However, in order to make sure that all stockholders have an opportunity to consider the information in this supplement before the final votes are tabulated at the meeting, the Company will adjourn the meeting and keep the polls open until April 1, 2002, at 10:00 am, Mountain Time. The place of the adjourned meeting will be in Englewood, Colorado, or its vicinity, and will be announced at the meeting on March 26, 2002.

CHANGE IN FINANCIAL ANALYSIS OF THE COMPANY'S FINANCIAL ADVISOR

    The following discussion of Salomon Smith Barney's opinion and related financial analyses supersedes the similar discussion in the proxy statement dated February 11, 2002, under the heading, "What was the Company's financial advisor's opinion regarding the aggregate consideration payable by the Company in the transaction?". PLEASE NOTE PARTICULARLY THE CHANGES IN THE DATA PROVIDED IN TABULAR FORMAT, UNDER THE HEADINGS "PERCENTAGE EQUITY VALUE CONTRIBUTION", "IMPLIED EQUITY REFERENCE RANGE OF CONSIDERATION PAID (BEFORE TAKING INTO ACCOUNT NOLS)", AND "IMPLIED EQUITY REFERENCE RANGE OF CONSIDERATION PAID (AFTER TAKING INTO ACCOUNT NOLS)", AS INDICATED WITH DOUBLE UNDERLINING.

                                     * * *

    The Company retained Salomon Smith Barney to evaluate the fairness, from a financial point of view, to the Company of the aggregate consideration provided for in the transaction. On November 30, 2001, at a meeting of the Company's board of directors held to approve the first amendments to the purchase agreements relating to the transaction, Salomon Smith Barney rendered to the Company's board an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of such date and based on and subject to the matters described in the opinion, the aggregate consideration was fair, from a financial point of view, to the Company.

    In arriving at its opinion, Salomon Smith Barney:

    - reviewed the purchase agreements relating to the transaction and drafts dated November 30, 2001 of the first amendments to such purchase agreements;

    - held discussions with senior officers, directors and other representatives and advisors of the Company and senior officers and other representatives of Liberty Media concerning the businesses, operations and prospects of the Company, Ascent Entertainment Group, Liberty Satellite, LLC and selected companies in which these entities have an equity interest (these entities will be referred to as the "Investment Entities");

    - examined publicly available business and financial information relating to the Company, Ascent Entertainment Group, Liberty Satellite, LLC and selected Investment Entities;

    - examined financial forecasts and other information and data relating to the Company, Ascent Entertainment Group, Liberty Satellite, LLC and selected Investment Entities which were provided to or otherwise discussed with Salomon Smith Barney by the managements of the Company and Liberty Media;

    - reviewed the financial terms of the transaction as set forth in the purchase agreements, as amended as of November 30, 2001, in relation to, among other things, current and historical market prices and trading volumes of the Company's Series B common stock; the financial condition and historical and projected financial and operating data of the Company, Ascent Entertainment Group, Liberty Satellite, LLC and selected Investment Entities; and the capitalization of the Company, Ascent Entertainment Group, Liberty Satellite, LLC and selected Investment Entities;

    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of selected Investment Entities; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise discussed with Salomon Smith Barney, the managements of the Company and Liberty Media advised Salomon Smith Barney that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Liberty Media as to the future financial performance of the Company, Ascent Entertainment Group, Liberty Satellite, LLC and selected Investment Entities. Salomon Smith Barney assumed, with the Company's consent, that the transaction would be consummated in accordance with its terms, without any waiver, modification or amendment of any material term, condition or agreement. In addition, representatives of the Company advised Salomon Smith Barney, and Salomon Smith Barney therefore also assumed, that the final terms of the purchase agreements, as amended, would not vary materially from those contained in the drafts of the amendments reviewed by Salomon Smith Barney.

    Salomon Smith Barney did not express any opinion as to what the value of the Company's Series B common stock actually will be when issued in the transaction or the price at which the Company's Series B common stock will trade or otherwise be transferable after the transaction. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of assets or liabilities, contingent or otherwise, of the Company, Ascent Entertainment Group, Liberty Satellite, LLC or the Investment Entities and did not make any physical inspection of the properties or assets of the Company, Ascent Entertainment Group, Liberty Satellite, LLC or the Investment Entities.

    In connection with its engagement, Salomon Smith Barney was not requested to, and did not, participate in the negotiation or structuring of the transaction. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and

                                       2
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disclosed, to Salomon Smith Barney as of the date of its opinion. Although
Salomon Smith Barney evaluated the aggregate consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the transaction, which was determined through negotiation between the Company and Liberty Media. The Company imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED NOVEMBER 30, 2001, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THE COMPANY'S PROXY STATEMENT DATED FEBRUARY 11, 2002, AS ANNEX E AND IS INCORPORATED INTO THE PROXY STATEMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE COMPANY'S BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY OF THE AGGREGATE CONSIDERATION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED TRANSACTION.

    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company and Liberty Media. No company, transaction or business used in those analyses as a comparison is identical to the Company, Ascent Entertainment Group, Liberty Satellite, LLC, the Investment Entities or the proposed transaction, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    Salomon Smith Barney's opinion and analyses were among many factors considered by the Company's board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of the Company's board of directors or management with respect to the proposed transaction or the aggregate consideration payable in the transaction.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated November 30, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

                                       3
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SUM OF THE PARTS ANALYSES

    Salomon Smith Barney performed separate sum of the parts analyses on the assets to be contributed by Liberty Media to the Company in the transaction and on the Company's current assets, based on publicly available data, including research analysts' estimates, and internal estimates of the managements of the Company and Liberty Media. Salomon Smith Barney reviewed the estimated implied values of the Company's current assets and the assets to be contributed by Liberty Media derived from these analyses both on a pre-tax and after-tax basis, taking into account, in the after-tax case, potential net operating loss carryforwards, commonly referred to as NOLs, that as of the date of Salomon Smith Barney's opinion could be utilized by the Company both on a stand-alone basis and as a result of the transaction. Based on these implied values, Salomon Smith Barney performed a relative contribution analysis in which Salomon Smith Barney compared the percentage equity value contributions to the Company of Liberty's Media's contributed assets and the Company's current assets relative to the pro forma equity ownership in the Company of Liberty Media and the Company's current stockholders, and an analysis of the contributed assets versus the consideration paid in which Salomon Smith Barney compared the implied values of Liberty Media's contributed assets relative to the implied values of the Company's Series B common stock payable in the transaction. These analyses are more fully described below.

RELATIVE CONTRIBUTION ANALYSIS

    In calculating the percentage equity value contributions to the Company of Liberty Media's contributed assets, Salomon Smith Barney utilized the midpoint of the implied valuations for Liberty Media's contributed assets and the Company's current assets derived from its sum of the parts analyses, after adjustment for net corporate liabilities, including the Company's preferred stock obligations, and, in the case of the after-tax case, the potential NOLs that as of the date of Salomon Smith Barney's opinion could be utilized by the Company both on a stand-alone basis and as a result of the transaction. Estimated financial data used in this analysis were based both on publicly available data, including research analysts' estimates, and internal estimates of the managements of the Company and Liberty Media. The estimated value of the NOLs that potentially could be utilized by the Company has not been assigned to the Company given that the Company does not, on a stand-alone basis, currently have operating income or sufficient capital gains against which the NOLs could be utilized, nor has the estimated value of the NOLs been assigned to Liberty Media since the NOLs are attributable to the Company. As a result, the percentage equity contribution on an after-tax basis does not total 100%. This analysis indicated the following implied equity value contribution ranges for Liberty Media's contributed assets and the Company's current assets on a pre-tax and after-tax basis, as compared to the pro forma equity ownership in the Company of Liberty Media, based on the number of shares of the Company's
Series B common stock to be issued in the transaction, and the Company's current stockholders, in each case as of November 30, 2001:

                                                         PERCENTAGE EQUITY VALUE
                                                               CONTRIBUTION
                                                        --------------------------
                                                        PRE-TAX          AFTER-TAX
                                                        --------         ---------
Liberty Media's Contributed Assets....................    93.0%            81.4%
                                                          ====             ====
The Company's Current Assets..........................     7.0%             6.6%
                                                          ====             ====

                                                           PERCENTAGE PRO FORMA
                                                             EQUITY OWNERSHIP
                                                         -------------------------
                                                         ECONOMIC          VOTING
                                                         --------         --------
Shares to be issued to Liberty Media in the
  transaction..........................................    81.9%            77.6%
The Company's Current Stockholders.....................    18.1%            22.4%

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ANALYSIS OF THE CONTRIBUTED ASSETS VERSUS THE CONSIDERATION PAID

    In calculating the implied valuations for Liberty Media's contributed assets and the Company's Series B common stock payable in the transaction, Salomon Smith Barney utilized the low and high implied valuations for Liberty Media's contributed assets and the Company's current assets derived from its sum of the parts analyses, both before and after taking into account potential NOLs that as of the date of Salomon Smith Barney's opinion could be utilized by the Company both on a stand-alone basis and as a result of the transaction. Estimated financial data used in this analysis were based both on publicly available research analysts' estimates and internal estimates of the managements of the Company and Liberty Media. This analysis indicated the following implied equity reference range for Liberty Media's contributed assets, as compared to the implied equity reference ranges for the Company's common stock payable in the transaction both before and after taking into account potential NOLs, in each case as of November 30, 2001:

IMPLIED EQUITY REFERENCE RANGE OF   IMPLIED EQUITY REFERENCE RANGE OF   IMPLIED EQUITY REFERENCE RANGE OF
   LIBERTY MEDIA'S CONTRIBUTED      CONSIDERATION PAID (BEFORE TAKING   CONSIDERATION PAID (AFTER TAKING
             ASSETS                        INTO ACCOUNT NOLS)                  INTO ACCOUNT NOLS)
---------------------------------   ---------------------------------   ---------------------------------
     $210--$295 million                   $0--$189 million                    $83--$289 million
                                         =======================             ========================

REASONS FOR THE CHANGES

    The increases shown above in the implied equity reference ranges of the consideration to be paid by the Company to Liberty Media, as compared to the ranges stated in the Company's proxy statement as originally mailed, and the resulting increases in the percentage equity value contributions of the Company's contributed assets, reflect a reduction in Salomon Smith Barney's estimated valuation of the Company's convertible preferred stock liability. Salomon Smith Barney calculated the value of the Company's common equity by subtracting the estimated valuation of the Company's liabilities (including its convertible preferred stock liability) from the estimated valuation of its assets on a sum-of-the-parts basis.

    Salomon Smith Barney used a convertible security pricing model based on the Black-Scholes option pricing model to value the Company's outstanding convertible preferred stock liability. Black-Scholes is a commonly-used methodology for valuing options and the option value of convertible securities. Convertible valuations require a number of assumptions or variables, including the conversion or exercise price of the convertible security, an appropriate discount rate, the "risk-free" rate of return, and the current market price and volatility of the underlying securities into which the securities being valued are convertible. The change in Salomon Smith Barney's estimated valuation of the Company's convertible preferred stock liability resulted from its update in the market price assumption for the Company's Series B common stock to $1.20 per share, the last available sale price as of November 27, 2001.

OVERVIEW OF THE SUM OF THE PARTS METHODOLOGY

LIBERTY MEDIA'S CONTRIBUTED ASSETS

    Salomon Smith Barney performed separate sum of the parts analyses on Liberty Satellite, LLC and Ascent Entertainment Group, the assets to be contributed by Liberty Media to the Company in the transaction, on a pre-tax and after-tax basis.

    LIBERTY SATELLITE, LLC. In evaluating Liberty Satellite, LLC's publicly traded investments, comprised of Sprint Corporation, Hughes Electronics Corporation, XM Satellite Radio Holdings, Inc. and iBEAM Broadcasting Corp., Salomon Smith Barney utilized the market value of each investment. For those publicly held investments with outstanding put and call options, commonly referred to as collars, Salomon Smith Barney performed a valuation of the collars taking into account selected volatility rates. In the case of Liberty Satellite, LLC's privately held investments, comprised of Astrolink International LLC, Wildblue Communications, Inc., Sky Latin America and Aerocast.com, Inc., Salomon Smith Barney assumed a valuation based on each privately held investment's most recent

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financing round, adjusted by applying selected discount rates in order to account for changes in market conditions since the financings were completed. For Sky Latin America, which did not undertake a recent financing, Salomon Smith Barney based its valuation on a selected companies analysis, in which Salomon Smith Barney analyzed the market values and trading multiples of selected publicly traded companies in the digital broadcast satellite industry. Salomon Smith Barney then reviewed enterprise values of the selected companies as multiples of 2001 and 2002 estimated subscribers and applied a range of selected multiples to corresponding estimated subscribers of Sky Latin America. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for the privately held investments were based on internal estimates of the management of the Company.

    ASCENT ENTERTAINMENT GROUP. In evaluating Ascent Entertainment Group, Salomon Smith Barney analyzed On Command, Ascent Entertainment Group's primary asset. Salomon Smith Barney based its valuation on a selected companies analysis and the market value of On Command based on the closing price of On Command's common stock on November 27, 2001. In its selected companies analysis, Salomon Smith Barney analyzed the market values and trading multiples of On Command and selected publicly traded companies in the interactive television and cable industries. Salomon Smith Barney reviewed enterprise values of the selected companies as a multiple of latest 12 months and estimated calendar year 2001 EBITDA. Salomon Smith Barney then applied a range of selected multiples to corresponding financial data of On Command. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for the privately held investments were based on internal estimates of the management of Ascent Entertainment Group.

THE COMPANY'S CURRENT ASSETS

    Salomon Smith Barney performed a sum of the parts analysis on the Company's current assets as of November 30, 2001 (Liberty Satellite, LLC, Astrolink International LLC, Netbeam, Incorporated and Prairie iNet, LLC), both before and after giving effect to the potential NOLs that could be utilized by the Company on a stand-alone basis. In the case of Liberty Satellite, LLC, Salomon Smith Barney utilized the valuation approach described above under "Liberty Satellite, LLC." In the case of the Company's other privately held investments, Salomon Smith Barney assumed a valuation based on each privately held investment's most recent financing round, adjusted by applying selected discount rates in order to account for changes in market conditions since the financings were completed. Estimated financial data for Liberty Satellite, LLC and the Company's other privately held investments were based on internal estimates of the management of the Company.

MISCELLANEOUS

    Under the terms of its engagement, the Company has agreed to pay Salomon Smith Barney for its services with respect to its opinion an aggregate fee of $950,000 upon delivery of its opinion. The Company also has agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of the Company, Liberty Media and their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates in the past have provided, and currently are providing, services to Liberty Media unrelated to the proposed transaction, for which services Salomon Smith Barney and its affiliates have received and will receive compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with the Company, Liberty Media and their respective affiliates.

                                       6
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    The Company selected Salomon Smith Barney based on Salomon Smith Barney's experience and expertise. Salomon Smith Barney is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                                     * * *

SUBSEQUENT TELEPHONIC MEETING OF THE BOARD OF DIRECTORS

    On March 18, 2002, the board of directors of the Company met telephonically to consider the effect, if any, that Salomon Smith Barney's revised financial analyses might have on the board's evaluation of the proposed transaction with Liberty Media and its determination that such transaction was in the best interests of the Company. Also present during such meeting were Kenneth G. Carroll, senior vice president, chief financial officer and acting president of the Company, and Marc A. Leaf, a partner of Baker Botts L.L.P., counsel for the Company in connection with the proposed transaction.

    Representatives of Salomon Smith Barney also were present for part of the meeting, answering questions from board members, describing the financial analyses conducted by Salomon Smith Barney in connection with the proposed transaction, and explaining the changes in such financial analyses and the reasons therefor. Salomon Smith Barney confirmed that the results of its revised financial analyses did not alter its conclusion, as set forth in its opinion to the board dated November 30, 2001, to the effect that, as of such date and based upon and subject to the matters stated in its opinion, the aggregate consideration to be paid by the Company to Liberty Media in the transaction was fair, from a financial point of view, to the Company, and expressly reaffirmed such opinion as of such date.

    After the presentation by Salomon Smith Barney, the representatives of that firm were excused, and the directors continued to discuss the matter. After further discussion, and by a unanimous vote of the board members voting (with Messrs. Bennett and Berkman absent and Mr. Howard abstaining in light of his affiliation with Liberty Media), followed by a unanimous vote of all of the board members present, the board adopted resolutions:

    - ratifying the board's approval of the transaction with Liberty Media,

    - finding the transaction to be in the best interests of the Company and the stockholders of the Company other than Liberty Media, and

    - recommending that the stockholders of the Company vote "FOR" the proposed transaction with Liberty Media, as described herein and in the Company's proxy statement dated February 11, 2002.

VOTING AND REVOCABILITY OF PROXIES; EXTENSION OF TIME TO VOTE

    IF YOU HAVE ALREADY DELIVERED A PROXY FOR USE AT THE ANNUAL MEETING, AND YOU DO NOT WISH TO REVOKE THAT PROXY OR CHANGE YOUR VOTE, YOU DO NOT NEED TO TAKE ANY ACTION IN CONNECTION WITH THIS SUPPLEMENT OR THE ENCLOSED PROXY CARD. HOWEVER, IF YOU HAVE NOT VOTED AND WISH TO DO SO, OR IF YOU WOULD LIKE TO CHANGE YOUR VOTE, YOU MAY DO SO AT ANY TIME BEFORE THE POLLS CLOSE IN CONNECTION WITH THE ANNUAL MEETING.

VOTING INSTRUCTIONS.

    1. VOTING BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, so that it is received before the polls close on April 1, 2002, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you may also be able to vote by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if such options are available to you.

    2. VOTING IN PERSON. If you hold your shares of record and attend the annual meeting (or any adjournment thereof) and wish to vote in person, we will give you a ballot at the meeting.

                                       7
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However, if your shares are held in the name of your broker or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of shares of the Company's voting stock on February 1, 2002, the record date for voting at the meeting. Please contact your broker or other institution directly if you would like to obtain a proxy to vote your shares directly at the meeting.

REVOCATION OF PROXY.

    You may revoke a previously delivered proxy and change your vote at any time before the polls close on April 1, 2002 by:

    - signing another proxy with a later date;

    - giving written notice of the revocation of your proxy to the Secretary of the Company; or

    - voting in person at the annual meeting.

PROXY SUPPLEMENT.

    This supplement is being furnished by the Company to its stockholders of record as of February 1, 2002, as additional proxy material, in connection with the solicitation of proxies by the board of directors of the Company to be used at the Company's 2001 annual meeting of stockholders and all adjournments thereof.

    Please note that this supplement does not provide complete discussions of the proposed transaction between the Company and Liberty Media, the annual meeting, or any of the other proposals to be considered at the annual meeting, and accordingly should be read in conjunction with the Company's proxy statement dated February 11, 2002, including the Notice of Annual Meeting of Stockholders distributed therewith and all information incorporated by reference within the proxy statement. In particular, please note that the proxy statement describes certain potential conflicts of interest affecting certain present and former officers and directors of the Company, who also serve as directors and officers of, or have other financial arrangements with, Liberty Media, as well as potential conflicts of interest affecting the Company's legal counsel, which also regularly represents, and earns significant fees from, Liberty Media. If you would like another copy of the proxy statement, please request such copy at the following address or telephone number: Liberty Satellite &
Technology, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention:
Stockholder Communications, (720) 875-5400.

                                              By order of the Board of Directors
                                            LIBERTY SATELLITE & TECHNOLOGY, INC.

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